Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND

TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION

LAZR	CUSIP 550424 105
SEE REVERSE FOR CERTAIN DEFINITIONS

LUMINAR TECHNOLOGIES, INC.

A Delaware Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

CLASS A COMMON STOCK

SPECIMEN

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK. PAR VALUE OF $0.0001 PER SHARE OF

LUMINAR TECHNOLOGIES, INC.

transferable on the books of the company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

President and Chief Executive Officer	Chief Financial Officer

LUMINAR TECHNOLOGIES, INC.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares of common stock represented hereby are issued and shall be held subject to all the provisions of the Company’s certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT — Custodian
TEN ENT	—		(Cust) (Minor) Under Uniform Gifts
		as tenants by the entireties	to Minors Act (State)
IT TEN	—
as joint tenants with right of
survivorship and not as tenants
in common
TTEE	—	trustee under Agreement dated
Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INFLUCING POSTAL ZIP CODE OF ASSIGNEE

Shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint

,

attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED:

THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).